MASTR 03-9 preliminary structure:

4A1: Super Senior

4A2: Senior Support to 4A2

5A2: Super Senior

5A3: Senior Support to 5A2

2A2 and 2A3: 1X1, blue sky in all states

Group1:

1. Pay 1A1;

Group2:

Allocate 2A6 accrual amount to 2A4 and 2A5, in that order, and then to 2A6, until retired;

1. Pay 2A8 and 2A7-1, pro-rata, the NAS principal distribution amount;

2. Allocate 75.2358462544% to 2A7-2, until retired;

   Allocate 20.9160577437% to 2A1, 2A2 and 2A3, in that order, until retired;

   Allocate  3.8480960019% to 2A4, 2A5 and 2A6, in that order, until retired;

2A7: is the combination of 2A7-1, 2A7-2;

2A7-1:

 30,095,000

2A7-2:

253,289,000

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of senior non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (2A8 and 2A7-1) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

GROUP3:

1. Pay 3A1, until retired;

GROUP4:

1. Pay 4A1 and 4A2, pro-rata, until retired;

GROUP5:

1. Pay 5A1, 5A2 and 5A3, pro-rata, until retired;

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.